                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[  ]     Confidential, for use of the Commission only
[X ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material pursuant to Rule 14a-11(c) or Rule l4a-12

                           STRUTHERS INDUSTRIES, INC.
                (Name of Registrant as Specified In Its Charter)

                           STRUTHERS INDUSTRIES, INC.
                   (Name of Person(s) Filing Proxy Statement)

         Payment of Filing Fee (Check the appropriate box):
[  ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-
         6(i)(2) or Item 22(a)2 of Schedule 14A.
[  ]     $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-(6)(i)(3).
[  ]     Fee computed on table below per Exchange Act Rules 14a-6 (i)(4)
         and 0-11.
         1) Title of each class of securities to which transaction applies: _______________________________________________________
         2) Aggregate number of securities to which transaction applies: _______________________________________________________
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ___________________
         4) Proposed maximum aggregate value of transaction: [$__________]
         5) Total fee paid:  [$__________]

[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filings by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         2) Form, Schedule or Registration Statement No.:
         3) Filing Party:
         4) Date Filed:

                           STRUTHERS INDUSTRIES, INC.
                        1875 CENTURY PARK EAST, SUITE 930
                          LOS ANGELES, CALIFORNIA 90067

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 15, 1996

                             SOLICITATION OF PROXIES

         This Proxy Statement is being furnished to shareholders of Struthers Industries, Inc. (the "Company") by the Board of Directors to solicit proxies for use at the Annual meeting of Shareholders (the "Annual Meeting") to be held at the Park Hyatt Los Angeles located at Century City, 2151 Avenue of the Stars, Los Angeles, California 90067, at 2:00 p.m., local time, on November 15, 1996, or at such other time and place to which the Annual Meeting may be adjourned. The Company's principal executive offices are located at 1875 Century Park East, Suite 930, Los Angeles, California 90067 and its telephone number is (310) 557-1875.

         The purpose of the Annual Meeting is (i) to elect four members to the Company's Board of Directors to serve for the ensuing year and until their successors are elected; (ii) to ratify the selection of BDO Seidman, LLP as independent certified public accountants for the Company for the fiscal year ending December 31, 1996; and (iii) at the discretion of the proxy holders, to transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

         Solicitation of proxies is being made by mail, but the Company may also use its officers and regular employees to solicit proxies either personally or by telephone. In addition, the Company will also supply brokers, banks and other institutions and persons holding Common Stock in nominee name with such number of proxies, proxy material and annual reports as they may require for mailing to beneficial owners. All costs of solicitation will be borne by the Company.

                                VOTING OF PROXIES

         Proxies executed and returned will be voted in accordance with the specifications made thereon. Proxies containing no specifications will be voted in favor of the proposals described herein. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use, by delivering to the Secretary of the Company at the above address a written notice of revocation, by a duly executed proxy bearing a later date, or by attending the meeting and voting in person. It is expected that this Proxy Statement will first be mailed to shareholders on or about October 25, 1996.

                                  VOTING SHARES

         At the close of business on October 25, 1996, the record date for the determination of shareholders entitled to notice of and to vote at the Annual meeting, there were 24,742,467 shares of common Stock outstanding, each of which is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, is required in deciding all questions to come before the Annual Meeting.

                              ELECTION OF DIRECTORS

NOMINEES

         Four directors, constituting the entire Board of Directors of the Company, are to be elected at the Annual Meeting. The following table sets forth as of September 30, 1996 certain information with respect to management's nominees to the Board for the coming year, all of whom are currently members of the Board. Members of the Board of Directors are elected for one year terms or until their successors are elected and qualified. None of the nominees has any family relationship to any other nominee. There are no arrangements or understandings between any of the named individuals and any other person or persons pursuant to which any of the named individuals are to be elected as directors. Percent of class assumes all outstanding options are exercised.

                              Shares of Common
                             Stock Beneficially        Percent
Name                 Age          Owned (2)          of Class (1)
----                 ---          ---------          ------------
Sean P. O'Keefe      29       13,000,000 (3)               52.58%

Raoul L. Carroll     46                0 (4)               **

Jarius L. DeWalt     42                0 (5)               **

G. David Gordon      34          148,700                   **


---------------------------
(1) The stock ownership information shown has been furnished to the Company by the named persons. Beneficial ownership as reported in the table has been determined in accordance with Securities and Exchange commission regulations. Except as otherwise stated in the footnote below, the named persons have sole voting and investment power with regard to the shares shown as owned by such persons.

(2)      Ownership is direct unless otherwise indicated.

(3) Mr. O'Keefe is a 50% beneficiary of the Northwest Asian Territory Family Trust III which has voting control of WINCO Corp. and a trustee of the Pueblo Trust and his spouse has the right to acquire 79,500 post-reverse split shares of the Company's common stock pursuant to a shareholders' agreement by and among WINCO and former common shareholders of WINCOM.

(4) Entitled to receive 397,500 post-reverse split shares of the Company's common stock pursuant to a shareholders' agreement by and among WINCO and former common shareholders of WINCOM.

(5) Entitled to receive 198,750 post-reverse split shares of the Company's common stock pursuant to a shareholders' agreement by and among WINCO and former common shareholders of WINCOM.

**       Less than 1%.

INFORMATION ABOUT NOMINEES

         SEAN P. O'KEEFE - Was appointed President of the Company on September 5, 1996, has been a director of WINCO Corp. since its inception in June 1996. Mr. O'Keefe is also President and Secretary of WINCOM Corp. Mr. O'Keefe has served in these capacities and as a director since WINCOM Corp.'s inception in June 1993. Mr. O'Keefe also served as President of KOTO Leasing Corporation, a Nevada Corporation, and as Acting President and a director of Megrin Inc., a Delaware Corporation, during 1993-94. Since January 1994, Mr. O'Keefe has been a member of the Board of Directors of the American Center for International Leadership at the University of Denver. From 1992 to 1993, Mr. O'Keefe worked for De Solid Entertainment to develop an amusement park in Santa Monica, California with virtual reality-based theaters.

         RAOUL L. CARROLL - Has been a director of WINCO Corp. since its inception in June 1996, has served as a director and Chief Operating Officer of WINCOM Corp. since its inception in June 1993. In September 1996, Mr. Carroll became Chairman and Chief Executive Officer of WINCOM Corp. From June 1995 to the present, he has been an investment banker and financial advisor with Christalex Partners, Inc. in Washington, DC. From December 1992 to May 1995, Mr. Carroll was the chief operating officer of M.R. Beal & Co., a private investment banking firm headquartered in New York City. In addition, Mr. Carroll also served as a director of Megrin Inc., a Delaware corporation, during 1993-94 and as President of the Government National Mortgage Association, a wholly-owned corporation of the United States headquartered in Washington, DC, as an appointee of President George Bush, from June 1990 through December 1992. Mr. Carroll is a trustee of Christian Brothers Investment Services, Inc. and The Enterprise Foundation. He also serves as an advisor to the College of Business Administration at St. John's University and on the Advisory Board of the Graduate School of Business at the University of Wisconsin.

         JARIUS L. DEWALT - Has been a director of WINCO Corp. since its inception in June 1996, has been a director and Chief Financial Officer of WINCOM Corp. since June 1995. From 1992 through the present, Mr. DeWalt has been Vice President of M.R. Beal & Co., an investment banking firm headquartered in New York City. From 1990 through the present, he has also been a partner in DeWalt, Gish & Company, an implementation consulting firm headquartered in Hoboken, New Jersey. Mr. DeWalt has also previously served as Assistant Collector-Treasurer for the City of Boston.

         G. DAVID GORDON - Became acting president of the Company in May 1995 until September 1996; was elected a director of the Company in 1991 and has served as general counsel to the Company since May 1, 1991. Has been engaged in the private practice of law since 1988 and is the managing partner of the law firm of Klenda, Gordon & Getchell, P.C., in Tulsa, Oklahoma. Mr. Gordon is a member of the bar in Oklahoma specializing in corporate acquisitions and taxation matters. He received his Bachelor of Business Administration (Accounting) from Baylor University and his Juris Doctor Degree from the University of Tulsa. Mr. Gordon is a director of Reconversion Technologies, Inc.

                      BOARD MEETINGS AND COMMITTEE MEETINGS

         The Board of Directors of the company ("The Struthers Board") held one meetings during the fiscal year ended December 31, 1995. All other action taken by the Board of Directors was consented to in writing by a memorandum of action in lieu of a meeting, to which all incumbent directors subscribed. All of the incumbent directors attended the meeting of the Struthers Board.

         The Struthers Board of Directors has a Compensation committee which was established in May, 1991. There is no nominating or audit committee or committee performing the functions of a nominating or audit committee.

         The Compensation Committee consisted of former directors W. Leo Morris and G. David Gordon. The composition of this Committee following the resignation of Mr. Morris from the Struthers Board in October 1996 has yet to be determined. This Committee advises the Board with respect to the election or appointment of executive officers and makes recommendations to the Board concerning compensation of executive officers and awards to executive officers and others under employee incentive plans. The Compensation Committee held no meetings during fiscal 1995 in addition to the meeting held in conjunction with the meeting of the Struthers Board during the fiscal year. All other actions taken by the Compensation Committee were consented to in writing by both members of the Committee in a memorandum of action in lieu of a meeting.


                               EXECUTIVE OFFICERS

         The executive officers and significant employees of the Company, their ages, positions held with the Company and length of time in such positions are set forth below. There are no family relationships between or among any of the named individuals. There are no arrangements or understandings between any of the named individuals and any other persons pursuant to which any of the named individuals are to be elected as officers.

                    Position Held
Name and Age        With the Company                    Director Since
------------        ----------------                    --------------
Sean P. O'Keefe     Director, President and              October 1996
(29)                Secretary of WINCOM Corp.
                    since June 1993; President
                    of the Company since
                    September 1996

Raoul L. Carroll    Director and Chief Operating         October 1996
(46)                Officer of WINCOM Corp. since
                    June 1993



Jarius L. DeWalt    Director and Chief Financial         October 1996
(42)                Officer of WINCOM Corp. since
                    June 1995

G. David Gordon     Director and Secretary of the        May 1991
(34)                Company since May 1991

         The business experience of each of the officers is included under "Election of Directors" above.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation of the Company's chief executive officer and each officer whose total cash compensation exceeded $100,000, for the three fiscal years ended December 31, 1995. The Company has no current long term compensation plans.

                                                    Annual Compensation
Name and                                   --------------------------------------
Principal Position              Year        Salary          Bonus         Other
------------------              ----       --------       --------       --------
G. David Gordon(1)              1995       $  6,000       $     --       $306,000
Chief Executive Officer         1994       $     --       $     --       $ 85,000
(5/95 to 9/96)                  1993       $     --       $ 88,800       $ 74,000
and Director

R. Michael Still(2)             1995       $ 28,000       $     --       $100,000
Chief Executive Officer         1994       $ 56,000       $     --       $     --
(5/94 to 4/95)                  1993            N/A            N/A            N/A

John C. Edwards(3)              1995            N/A            N/A            N/A
Chief Executive Officer         1994       $100,000       $     --       $ 99,720
(9/84 to 5/91 and 1/92          1993       $ 79,078       $111,000       $222,264
to 4/94) director to 9/94

John D. Wilson                  1995       $125,400       $  3,300       $     --
President of Rose Color         1994       $ 73,150       $  2,800       $     --
(6/94 to present)               1993            N/A            N/A            N/A
director 10/96

         (1) Salary in 1995 includes the amount paid to Mr. Gordon in compensation for his expanded duties as chief executive in the form of additional director's fees. The amount of $88,800 included in 1993 as a bonus is the realized compensation recognized by Mr. Gordon as a result of an option granted to Mr. Gordon at an amount below the then market value of the Company's common stock in January 1993. Other compensation represents legal fees and expenses billed to the Company by Klenda, Gordon & Getchell, P.C., for whom Mr. Gordon is managing partner, for each respective year.

         (2) Other includes $100,000 payment made to Mr. Still in May 1995 pursuant to a settlement agreement.

         (3) Mr. Edwards would have been owed $150,133 for compensation through April 1996 based upon his compensation agreement. The Company settled this obligation in full through the payment of $99,720 in January 1995, which amount was accrued in December 1994. The amount of $111,000 included in 1993 as a bonus is the realized compensation recognized by Mr. Edwards as a result of an option granted to Mr. Edwards at an amount below the then market value of the Company's common stock in January 1993. The amount of $222,264 of other compensation in 1993 reflects the difference between the exercise price of stock options granted to Mr. Edwards and the fair market value of the Company common stock on the date of exercise.

         The Company makes available certain non-monetary benefits to its executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The Company considers such benefits to be ordinary and incidental business costs and expenses. The value of such benefits did not exceed, in the case of any named individual, 10% of the cash compensation of such individual or, in the case of the group, 10% of the cash compensation for the group.

         Directors of the Company receive fees in the amount of $200 for attending meetings as directors.


STOCK OPTION PLANS

          INCENTIVE STOCK OPTION PLAN - On May 2, 1991, the Company adopted an Incentive Stock Option Plan created pursuant to Section 422A of the Internal Revenue Code and reserved 500,000 common shares for issuance under the Plan. A total of 298,000 options have been granted and exercised. As of December 31, 1995, there were 202,000 common shares reserved for issuance under the plan.

         NONSTATUTORY STOCK OPTION PLANS - During May 1995, the Company adopted a nonstatutory stock option plan which reserved 2,500,000 common shares for issuance under this Plan. During 1995, options to acquire 2,335,000 shares were granted and exercised. The persons to whom options were granted in 1995 were officers, directors, employees and consultants to the Company. Such consultants provided investment advisory services to the Company primarily in connection with the original Merger Agreement. No additional options can be granted under the plan after December 31, 1996.

         During August 1996, the Board of Directors of the Company adopted a nonstatutory stock option plan which reserved 2,000,000 common shares for issuance under this plan. As of September 30, 1996 no options had been granted under the plan. No options can be granted under the plan after December 31, 1998.

         The following tables summarize the options granted and exercised during the fiscal year ended December 31, 1995. There were no unexercised options as of December 31, 1995 for any of the named individuals.

                Individual Option/SAR Grants in Last Fiscal Year

                                             % of Total
                              Options      Options Granted      Exercise     Market Price
                              Granted        to Employees        Price        on Date of      Expiration
    Name                     (number)      in Fiscal Year        ($/sh)      Grant ($/sh)        Date
    ----                     --------      --------------        ------      ------------        ----
G. David Gordon               100,000             22.99%         $0.75          $0.56          May-96
John D. Wilson                100,000             22.99%         $0.75          $0.75          May-96
W. Leo Morris                 100,000             22.99%         $0.75          $0.75          May-96
W. Leo Morris                  20,000              4.60%         $1.75          $1.75          May-96

               Aggregate Option/SAR Exercises in Last Fiscal Year
                           and FYE Option/SAR Values


                                                                              Value of
                                                          Number of         Unexercised
                     Shares Acquired        Value        Unexercised        In-the-Money
     Name              on Exercise        Realized     Options at FYE      Options at FYE
     ----              -----------        --------     --------------      --------------
G. David Gordon              100,000            $0                 --                  --
John D. Wilson               100,000            $0                 --                  --
W. Leo Morris                120,000            $0                 --                  --



         Value Realized represents the difference between the market value of the stock on the date the option was exercised and the exercise price.

         Option grants of 100,000 shares each were exercised by the three current directors during 1995. The exercise price of $75,000 due from Mr. Gordon was unpaid as of September 30, 1996. Directors of the Company receive fees in the amount of $200 for attending meetings as directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 1996, information relating to the ownership of the Company's common stock beneficially owned by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's voting stock, (ii) each director, (iii) each of the Company's five most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year and (iv) all executive officers and directors as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. On September 30, 1996, the Company had 24,722,467 shares of its common stock outstanding, with the holders thereof being entitled to one vote per share.

                               Amount and Nature
Name and Address                 of Beneficial                    Percent of
of Beneficial Owner               Ownership (1)                     Class
-------------------               -------------                     -----
G. David Gordon                       148,700                        .60%
Suite 610
100 West 5th St.
Tulsa, OK 74103

W. Leo Morris                         135,000                        .55%
5875 S. Joplin
Tulsa, OK  74135

John D. Wilson                         61,500                        .25%
35 Upton Pine Road
Lebanon, NJ  08333

Sean P. O'Keefe                    13,000,000                      52.58%
Suite 930
1875 Century Park East
Los Angeles, CA  90067

Raoul L. Carroll                            0                           0
Suite 930
1875 Century Park East
Los Angeles, CA  90067

Jarius L. DeWalt                            0                           0
Suite 930
1875 Century Park East
Los Angeles, CA  90067

All officers and directors
as a group (6 persons)            13,345,200                       53.98%

--------------------------

Mr. O'Keefe is a 50% beneficiary of the Northwest Asian Territory Family Trust III which has voting control of WINCO Corp. and a trustee of the Pueblo Trust and his spouse has the right to acquire 79,500 post-reverse split shares pursuant to a shareholders' agreement by and among WINCO and former common shareholders of WINCOM. Mr. Carroll is entitled to receive 397,500 post- reverse split shares of the Company's common stock pursuant to the same agreement. Mr. DeWalt is also entitled to receive 198,750 post-reverse split shares of the Company's common stock pursuant to the same agreement.

                         BENEFICIAL OWNERSHIP REPORTING

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company knows of no director, officer, or beneficial owner of more than ten percent of the Company's common Stock who is not in compliance with respect to filing such reports of beneficial ownership of the Company's Common Stock as required by Section 16 (a) of the Securities Exchange Act, other than Mr. Gordon and Mr. Morris, who each omitted filing one Form 4 reporting the Company's issuance of an option to him and his subsequent exercise of such option. Mr. Gordon and Mr. Morris have each filed a Form 5 with the Commission that covers such transactions.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected BDO Seidman, LLP as the independent public accountants to audit the Company's financial statement for the fiscal year ending December 31, 1996. While ratification of such selection by the Company's shareholders is not required, in the event of a negative vote on such ratification, the Company's Board of Directors will reconsider its selection. BDO Seidman, LLP audited the Company's financial statements for the year ended December 31, 1995.

         Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

         Under regulations of the Securities and Exchange commission, shareholders are entitled to submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company. To be eligible for consideration for inclusion in the proxy statement and proxy relating to such meeting, they must be received by the Company no later than April 15, 1997. Such proposals should be directed to Struthers Industries, Inc., Suite 930, 1875 Century Park East, Los Angeles, California 90067,
Attention:  President.
--------------------

                                  OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting.


However, should any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company. Whether or not you intend to be present at the Annual Meeting, you are urged to promptly complete and return the accompanying proxy card in the envelope provided. If you are present at the Annual meeting and wish to vote your shares in person, the accompanying proxy will, at your request, be returned to you at the Annual Meeting.

                                            By Order of the Board of Directors


                                            /s/ G. David Gordon
                                            -------------------
                                            G. David Gordon
                                            Secretary

Los Angeles, California
October 25, 1996

                                    PROXY

                          STRUTHERS INDUSTRIES, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE
                          HELD ON NOVEMBER 15, 1996



The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held at the Park Hyatt Los Angeles located at Century City, 2151 Avenue of the Stars, Los Angeles, California 90067, at 2:00 p.m., local time, and the Proxy Statement relating thereto and (b) appoints Sean P. O'Keefe and Raoul L. Carroll, or either of them, as proxies and attorneys with several powers of substitution, hereby revoking any prior Proxy, and hereby authorizes them to represent the undersigned and to vote as designated on the reverse side, all the shares of Common Stock of Struthers Industries, Inc. held of record by the undersigned an October 25, 1996, at the Annual Meeting of Stockholders and at any adjournment or adjournments thereof.


                         (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE PERSONS NOMINATED AS DIRECTORS AND FOR THE PROPOSAL RATIFYING THE SELECTION OF BDO SEIDMAN LLP.

Please mark your vote as indicated in this example /X/

1. ELECTION OF DIRECTORS. The undersigned directs that this Proxy be voted:

FOR THE NOMINEES       WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEES LISTED TO
LISTED TO THE RIGHT    THE RIGHT

     / /                                  / /

Sean P. O'Keefe, Raoul L. Carroll, Jarius L. DeWalt, G. David Gordon

FOR, except WITHHOLD AUTHORITY to vote for


-----------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE SELECTION OF BDO SEIDMAN LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THEE COMPANY FOR ITS FISCAL YEAR 1996. The undersigned directs that this Proxy be voted:

                           FOR    AGAINST   ABSTAIN
                           / /      / /       / /


3. OTHER MATTERS. The undersigned directs that this Proxy be voted in such manner as the proxies named herein, or either of them, may direct in their discretion on any other matter that may properly come before the Annual Meeting or any adjournments thereof.


Dated:                                        , 1996
       ---------------------------------------


-----------------------------------------------------
              Signature of Shareholder


-----------------------------------------------------
              Signature of Shareholder

NOTE: In the case of joint ownership, each such owner should sign. Executor, administrators, guardian trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.



                             FOLD AND DETACH HERE